UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

ARCONIC INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Arconic Inc. sent the following communications to its employees:

Voting New WHITE Proxy Card - What You Need to Know

1.	A new WHITE proxy card is being issued to shareholders of record on March 1, 2017. The new card includes our full slate announced May 4.

2.	Even if you previously voted on the WHITE proxy card, we request that you vote “FOR” each of Arconic’s five nominees—including James “Jim” F. Albaugh, Amy Alving, David Hess; Ulrich “Rick” Schmidt and Janet Wolfenbarger—by voting AGAIN on the new WHITE proxy card that will be sent to shareholders.

3.	Make sure your vote is counted in time! Fastest way to vote is by phone or web. Instructions on your White proxy card.

4.	If you don’t vote a new card, your latest vote on the WHITE card will be valid for the previous nominees and other proposals, but not for the new nominees. Any votes for Klaus Kleinfeld or Ratan Tata on previously submitted proxy cards will be disregarded. Votes for Amy E. Alving, David P. Hess, and Ulrich “Rick” Schmidt as well as the other proposals to be considered at the annual meeting will continue to be voted as directed on the previous WHITE proxy card. The change in Arconic’s nominees does not affect any of the other proposals to be considered at the annual meeting.

5.	Even if you previously voted the “Blue” proxy card, you have the right to change your vote by using Arconic’s WHITE proxy card.

6.	The 2017 Annual Meeting will be held on May 25, 2017 at 9:00 AM EDT at the Performing Arts Center, Purchase College, SUNY, 735 Anderson Hill Road, in Purchase, New York. Shareholders of record as of March 1, 2017 are eligible to vote. The deadline for voting shares depends on how investors hold their shares. To be certain your voting instructions are received before your deadline, we recommend that you vote immediately.

If you have questions, need assistance voting your shares, or wish to change a prior vote, please contact the firm assisting us in the solicitation of proxies: Innisfree M&A Incorporated, TOLL-FREE at (877) 750-5836. Outside the U.S. or Canada please call 1-412-232-3651.

•	Participants of the Arconic Retirement Savings Plan, learn how to vote your shares [LINK]

•	Infographic: Voting your shares [LINK]

Will Arconic know how I have voted?

No, Arconic does not know how individual employees vote. Third parties tabulate the votes and do not share information with Arconic about how (or whether) individual employees have voted.

What’s the deadline for voting my shares?

The deadline for voting shares varies depends on how investors hold their shares. To be certain your voting instructions are received before your deadline, we recommend that you vote immediately,

following the instructions on your proxy card for voting online or by phone. If you have any questions about voting your shares, contact the firm assisting us on this matter, Innisfree M&A Incorporated, toll free at 1-877-750-5836. Outside the U.S. or Canada please call 1-412-232-3651.

I have lost / not received / misplaced my voting papers. How can I vote? If you have any questions about voting your proxy, please do not hesitate to contact the firm assisting us on this matter, Innisfree M&A Incorporated, toll free at 1-877-750-5836.Outside the U.S. or Canada please call 1-412-232-3651.

How do I make sure my vote counts?

Only your latest vote submitted counts. If you submit multiple proxy votes for the same shares, only the last dated proxy that you submit—white or blue—will be counted. Remember that every vote is important, no matter how many shares you own. If you have questions about how to vote your proxy card, please call Innisfree M&A Incorporated, toll-free, at 1-877-750-5836. Outside the U.S. or Canada please call 1-412-232-3651. They are assisting us with voting with this year’s meeting.

Forward–Looking Statements

This communication contains statements that relate to future events and expectations and as such constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “guidance,” “goal,” “intends,” “may,” “outlook,” “plans,” “projects,” “seeks,” “sees,” “should,” “targets,” “will,” “would,” or other words of similar meaning. All statements that reflect Arconic’s expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, forecasts relating to the growth of end markets and potential share gains; statements and guidance regarding future financial results or operating performance; and statements about Arconic’s strategies, outlook, business and financial prospects. Forward-looking statements are not guarantees of future performance, and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties, including, but not limited to: (a) deterioration in global economic and financial market conditions generally; (b) unfavorable changes in the markets served by Arconic; (c) the inability to achieve the level of revenue growth, cash generation, cost savings, improvement in profitability and margins, fiscal discipline, or strengthening of competitiveness and operations anticipated from restructuring programs and productivity improvement, cash sustainability, technology advancements, and other initiatives; (d) changes in discount rates or investment returns on pension assets; (e) Arconic’s inability to realize expected benefits, in each case as planned and by targeted completion dates, from acquisitions, divestitures, facility closures, curtailments, expansions, or joint ventures; (f) the impact of cyber attacks and potential information technology or data security breaches; (g) political, economic, and regulatory risks in the countries in which Arconic operates or sells products; (h) the outcome of contingencies, including legal proceedings, government or regulatory investigations, and environmental remediation; and (i) the other risk factors discussed in Arconic’s Form 10-K for the year ended December 31, 2016, and other reports filed with the U.S. Securities and Exchange Commission (SEC). Arconic disclaims any obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law. Market projections are subject to the risks discussed above and other risks in the market.

Full story

Arconic Adds Two Exceptional Director Nominees, Issues New White Proxy Card

The Arconic Board of Directors published an open letter to Arconic shareholders and published a new investor presentation. Here’s what employees need to know:

1.	Arconic has added two exceptional candidates to its slate of Board of Director nominees. They bring valuable aerospace expertise to an already outstanding director slate dedicated to serving shareholder interests.

•	Our new nominees are:

•	James “Jim” F. Albaugh, an internationally recognized aerospace executive who was the President and Chief Executive Officer of Boeing Commercial Airplanes until his retirement in 2012. Prior to that role, Mr. Albaugh was President and CEO of Boeing Integrated Defense Systems, and President of Rocketdyne Propulsion and Power. Mr. Albaugh is the Chairman of the National Aeronautic Association, past Chairman of the Aerospace Industries Association and serves on the Board of American Airlines and Harris Corporation.

•	Janet C. Wolfenbarger, a retired four-star general who was responsible for procurement, science and technology, test and evaluation, logistics and supply chain for the U.S. Air Force; she oversaw an approximately $60 billion annual budget, including a large portion of the approximately $1 billion of business that Arconic does in the defense industry.

•	Both of these new nominees know Arconic from having served as respected leaders at important Arconic customers. They bring operating experience and commercial insights that we believe will help optimize the Company and its strategy for many years. We are confident that these two nominees, like our other nominees, are independent and objective and seeking only to serve Arconic using their best judgment and insights from decades of relevant experience.

•	They join our slate alongside three current Board members – our Interim CEO, the head of our Audit Committee and the head of our Cybersecurity Subcommittee. Together, these five nominees bring decades of experience in aerospace and defense.

2.	This proxy fight isn’t a choice between “change” or “no change.” If Arconic’s candidates are elected, nine of 13 directors will have joined the Board in the last 16 months, making it one of the shortest tenured Boards in the S&P 500.

•	Regardless of who wins this proxy fight, there will be change in the Board, and there will be new perspectives.

•	Our slate of nominees has five new directors: two who have never served on our Board, two who have served for fewer than seven months and one who was originally nominated by Elliott and who joined the Board just last year.

3.	The most important decision this Board will make in the coming months is the selection of a new CEO. Arconic’s recommended Board is without question best placed to select the next CEO, given its deep industry expertise and view of the marketplace.

4.	We believe public companies should be run for all shareholders and should be governed ethically. Arconic’s Board refuses to allow one shareholder the right to shape a majority of the Board, select a CEO, or to unilaterally define how a board organizes itself and operates.

•	Since Arconic’s CEO stepped down, Elliott has shifted its attacks to the Board level with increasingly personal attacks on directors and hyperbolic assertions that the Board is weak on governance. Elliott’s latest attack theme – “subversion of shareholder democracy” – is ironically being deployed in an effort to enable one 13.2% shareholder to shape a majority of the Board. If successful, Elliott will have nominated seven of Arconic’s 13 directors.

•	A weak-governance Board would have ended this fight to spare themselves Elliott’s unfair attacks by agreeing, via settlement, to Elliott’s over-reaching demands - including its insistence on appointing a majority of both an Operating Committee and the CEO Search Committee.

•	We also believe that hedge funds should not have free reign to level false or unsubstantiated accusations with the aim of embarrassing, ruining or damaging people.

•

We believe that a vote on Elliott’s proxy card is a vote of encouragement for activists who demand undue influence as Elliott has clearly demanded at Arconic, and for activists to use tactics of personal destruction as their means.

•	The Arconic Board urges shareholders not to cede undue and excessive influence over the Company and the CEO search process to Elliott, one shareholder with a 13.2% stake.

5.	We delivered a strong first quarter as an independent Company, and are on track for the future. To keep the business healthy and build sustainable shareholder value, we need to ensure we continue to execute the right strategy, appoint a permanent CEO who will focus on value creation, and not compromise on sound governance. We need your support; vote the WHITE proxy card for the right kind of change to keep Arconic on a strong path.

•	We are proud that Arconic is positioned well for the future. Last week, we announced strong earnings for the first quarter of 2017 – our first full quarter as a standalone company. Revenue was up 4.5% year over year, and strong performance and continued cost savings allowed Arconic to deliver net income that exceeded expectations. Our earnings announcement is a strong first data point that we are on the right path after the highly complex separation transaction that the Company executed this past November. Significant shareholder value has been created in just the first few months since the separation was completed.

•	Arconic has a clear strategy to harness innovation, control costs and deepen our close customer relationships to generate value for shareholders. Our customers agree: Airbus, Boeing, United Technologies and GE Aviation have all expressed support for the strategy Arconic’s Board has endorsed.

•	To keep the business healthy and build sustainable shareholder value, we need to ensure we continue to execute the right strategy, appoint a permanent CEO who will focus on value creation, and not compromise on sound governance. To do these things, we need your support and your vote.

•	The Arconic Annual Meeting of Shareholders will take place on May 25, 2017 at 9:00 a.m. in Purchase, New York.

•	Please vote for the principles and people that will create the best Arconic for shareholders. Vote on the White card for the Board’s recommended nominees. Details about the proxy voting. [LINK]

For more information

•	Read the Arconic Board of Directors May 1 letter [LINK]

•	View the latest investor presentation [LINK]

•	Additional information available at www.arconic.com/annualmeeting

Forward–Looking Statements

This communication contains statements that relate to future events and expectations and as such constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “guidance,” “goal,” “intends,” “may,” “outlook,” “plans,” “projects,” “seeks,” “sees,” “should,” “targets,” “will,” “would,”

or other words of similar meaning. All statements that reflect Arconic’s expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, forecasts relating to the growth of end markets and potential share gains; statements and guidance regarding future financial results or operating performance; and statements about Arconic’s strategies, outlook, business and financial prospects. Forward-looking statements are not guarantees of future performance, and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties, including, but not limited to: (a) deterioration in global economic and financial market conditions generally; (b) unfavorable changes in the markets served by Arconic; (c) the inability to achieve the level of revenue growth, cash generation, cost savings, improvement in profitability and margins, fiscal discipline, or strengthening of competitiveness and operations anticipated from restructuring programs and productivity improvement, cash sustainability, technology advancements, and other initiatives; (d) changes in discount rates or investment returns on pension assets; (e) Arconic’s inability to realize expected benefits, in each case as planned and by targeted completion dates, from acquisitions, divestitures, facility closures, curtailments, expansions, or joint ventures; (f) the impact of cyber attacks and potential information technology or data security breaches; (g) political, economic, and regulatory risks in the countries in which Arconic operates or sells products; (h) the outcome of contingencies, including legal proceedings, government or regulatory investigations, and environmental remediation; and (i) the other risk factors discussed in Arconic’s Form 10-K for the year ended December 31, 2016, and other reports filed with the U.S. Securities and Exchange Commission (SEC). Arconic disclaims any obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law. Market projections are subject to the risks discussed above and other risks in the market.

Arconic's
Board Has Deep
Experience and
Is Focused
on Creating
Shareholder Value
View Infographic ›

See Latest
Presentation for
Investors
Read more ›

Arconic Adds Two Exceptional Director
Candidates to Company Slate, Bringing
Valuable Aerospace Expertise

Colleagues,

Today, we announced the nomination of two exceptional new candidates to Arconic’s director slate for the 2017 Annual Meeting.

Former Boeing Commercial Airplanes President and CEO James “Jim” F. Albaugh and Air Force retired General Janet C. Wolfenbarger will stand for election alongside current directors David Hess, Amy Alving and Ulrich Schmidt.

Together, Arconic’s director nominees for the 2017 Annual Meeting have decades of combined aerospace and defense experience. Their deep expertise spans aerospace structures, jet engines, defense, manufacturing and engineering, technology, finance and purchasing – all highly relevant to Arconic’s core business.

If Arconic’s director nominees are elected, nine of 13 directors will have joined the Board in the last 16 months, making ours one of the shortest tenured Boards in the S&P 500.

We believe our slate represents the right kind of change at Arconic.

Read more in the Board’s Letter to Shareholders and the new investor presentation as well as our infographic. Below are the key points of today’s release.

The Arconic Annual Meeting of Shareholders will take place on May 25, 2017 at 9:00 a.m. in Purchase, New York.

Even if you previously voted on the WHITE proxy card, we ask that you vote “FOR” each of Arconic’s five nominees, including its two new nominees, by voting AGAIN on the new WHITE proxy card that will be issued.

Talking Points to share with your teams:

Arconic Adds Two Exceptional Director Nominees, Issues New White Proxy Card

1.	Arconic has recruited two exceptional new director nominees for the Board: former Boeing Commercial Airplanes President and Chief Executive Officer James “Jim” F. Albaugh and Air Force retired General Janet C. Wolfenbarger. They bring valuable aerospace expertise to an already outstanding director slate dedicated to serving shareholder interests.

2.	This proxy fight isn’t a choice between “change” or “no change.” If Arconic’s candidates are elected, nine of 13 directors will have joined the Board in the last 16 months, making it one of the shortest tenured Boards in the S&P 500.

3.	The most important decision this Board will make in the coming months is the selection of a new CEO. Arconic’s recommended Board is without question best placed to select the next CEO, given its deep industry expertise and view of the marketplace.

4.	We believe public companies should be run for all shareholders and should be governed ethically. Arconic’s Board refuses to allow one shareholder the right to shape a majority of the Board, select a CEO, or to unilaterally define how a board organizes itself and operates.

5.	We delivered a strong first quarter as an independent Company, and are on track for the future. To keep the business healthy and build sustainable shareholder value, we need to ensure we continue to execute the right strategy, appoint a permanent CEO who will focus on value creation, and not compromise on sound governance. We need your support; vote the WHITE proxy card for the right kind of change to keep Arconic on a strong path.

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Detailed version of talking points | PowerPoint version of 5 Things to Know

Voting New WHITE Proxy Card - What You Need to Know

1.	A new WHITE proxy card is being issued to shareholders of record on March 1, 2017. The new card includes our full slate announced May 4.

2.	Even if you previously voted on the WHITE proxy card, we request that you vote “FOR” each of Arconic’s five nominees—including James “Jim” F. Albaugh, Amy Alving, David Hess; Ulrich “Rick” Schmidt and Janet Wolfenbarger—by voting AGAIN on the new WHITE proxy card that will be sent to shareholders.

3.	Make sure your vote is counted in time! Fastest way to vote is by phone or web. Instructions on your new White proxy card.

4.	If you don’t vote a new card, your latest vote on the WHITE card will be valid for the previous nominees and other proposals, but not for the new nominees. Any votes for Klaus Kleinfeld or Ratan Tata on previously submitted proxy cards will be disregarded. Votes for Amy E. Alving, David P. Hess, and Ulrich “Rick” Schmidt as well as the other proposals to be considered at the annual meeting will continue to be voted as directed on the previous WHITE proxy card. The change in Arconic’s nominees does not affect any of the other proposals to be considered at the annual meeting.

5.	Even if you previously voted the “Blue” proxy card, you have the right to change your vote by using Arconic’s WHITE proxy card.

6.	The 2017 Annual Meeting will be held on May 25, 2017 at 9:00 AM EDT at the Performing Arts Center, Purchase College, SUNY, 735 Anderson Hill Road, in Purchase, New York. Shareholders of record as of March 1, 2017 are eligible to vote. The deadline for voting shares depends on how investors hold their shares. To be certain your voting instructions are received before your deadline, we recommend that you vote immediately.

Voting details | Voting in the Retirement Savings Plan | Voting Materials for your teams (Q&A, slides)

Forward–Looking Statements

This communication contains statements that relate to future events and expectations and as such constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “guidance,” “goal,” “intends,” “may,” “outlook,” “plans,” “projects,” “seeks,” “sees,” “should,” “targets,” “will,” “would,” or other words of similar meaning. All statements that reflect Arconic’s expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, forecasts relating to the growth of end markets and potential share gains; statements and guidance regarding future financial results or operating performance; and statements about Arconic’s strategies, outlook, business and financial prospects. Forward-looking statements are not guarantees of future performance, and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties, including, but not limited to: (a) deterioration in global economic and financial market conditions generally; (b) unfavorable changes in the markets served by Arconic; (c) the inability to achieve the level of revenue growth, cash generation, cost savings, improvement in profitability and margins, fiscal discipline, or strengthening of competitiveness and operations anticipated from restructuring programs and productivity improvement, cash sustainability, technology advancements, and other initiatives; (d) changes in discount rates or investment returns on pension assets; (e) Arconic’s inability to realize expected benefits, in each case as planned and by targeted completion dates, from acquisitions, divestitures, facility closures, curtailments, expansions, or joint ventures; (f) the impact of cyber attacks and potential information technology or data security breaches; (g) political, economic, and regulatory risks in the countries in which Arconic operates or sells products; (h) the outcome of contingencies, including legal proceedings, government or regulatory investigations, and environmental remediation; and (i) the other risk factors discussed in Arconic’s Form 10-K for the year ended December 31, 2016, and other reports filed with the U.S. Securities and Exchange Commission (SEC). Arconic disclaims any obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law. Market projections are subject to the risks discussed above and other risks in the market.

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Arconic Proxy Voting At-A-Glance Voting your shares is quick and easy. All Arconic shareholders will receive proxy cards. Each common share owned equals one vote. If your shares are in multiple accounts, you'll receive multiple proxies. Vote your shares for each and every account that you own.

Arconic Proxy Voting At-A-Glance Every mailing from Arconic and the activist investor Elliott will likely include proxy cards. Just be sure that you have voted the WHITE proxy card for each account that you own.

Arconic Proxy Voting At-A-Glance Arconic has issued a new WHITE proxy card with the nominees announced May #. Even if you previously voted on the WHITE proxy card, please VOTE AGAIN.

Arconic Proxy Voting At-A-Glance DISCARD THE BLUE CARD to reject Elliott, a hedge fund demanding undue influence over Arconic. We recommend you do not return the blue proxy card for any reason, even as a protest.

Arconic Proxy Voting At-A-Glance

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Arconic Proxy Voting At-A-Glance Best way to vote? Follow the phone or web instructions on your proxy card(s). It's the most secure way to ensure your vote is received

Arconic Proxy Voting At-A-Glance Remember: Only Your Latest-Dated Vote Counts

VOTE TODAY! A New White Proxy Card Has Been Issued Even if you’ve already voted, VOTE AGAIN on the NEW WHITE PROXY CARD which includes our two new nominees. Our New Director Slate: Albaugh, A. Alving, D. Hess, U. Schmidt, and J. Wolfenbarger

VOTE TODAY! A new white proxy card has been issued
VOTE WHITE PROXY CARD
Arconic has issued a new WHITE proxy card with the nominees announced May 4
Even if you previously voted on the WHITE proxy card, please VOTE AGAIN using the NEW WHITE proxy card